UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): September 3, 2025

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41347	81-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR 97756
(Address of principal executive offices and zip code)

(541) 797-6714

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPON	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Interim Chief Financial Officer

Effective September 3, 2025, Brian Schaffner, the Chief Executive Officer, Interim Chief Financial Officer, and Director of Expion360 Inc. (the “Company”), is resigning from his role as Interim Chief Financial Officer of the Company. Mr. Schaffner will continue to perform his duties as Chief Executive Officer and as a member of the board of directors (the “Board”) of the Company.

Appointment of Chief Financial Officer

In connection with Mr. Schaffner’s resignation, the Board appointed Shawna Bowin, who currently serves as the Company’s Controller, to serve as the Company’s Chief Financial Officer, effective immediately upon Mr. Schaffner’s resignation. In this role, Ms. Bowin will serve as the Company’s principal financial officer.

Ms. Bowin, age 48, brings over 20 years of experience in accounting. Ms. Bowin joined the Company in January 2022 as Senior Accountant and was promoted to Controller in February 2025. Her prior experience includes serving as Accounting Manager at Hodge Western Corp. from 2021 to 2022, and as Office Manager overseeing all accounting duties at JTS Animal Bedding from 2014 to 2021. Ms. Bowin previously held several accounting-related roles from 2001 to 2014 at American Licorice Company, a large privately held manufacturing company. Ms. Bowin holds a Bachelor of Science in Accounting from Linfield College, and is currently pursuing a Master of Business Administration with a concentration in Accounting from Louisiana State University – Shreveport’s College of Business.

In connection with her appointment as Chief Financial Officer, Ms. Bowin entered into an employment agreement with the Company (the “Employment Agreement”), effective September 3, 2025. Under the terms of the Employment Agreement, Ms. Bowin has an initial one-year employment term, and is entitled to a base salary of $192,000. In addition, Ms. Bowin is receiving a special, one-time bonus in the amount of $192,000 in connection with her appointment as Chief Financial Officer and in recognition of her performance as Controller prior to her appointment as Chief Financial Officer during 2025. Ms. Bowin is also eligible for an annual bonus to be granted by the Board or compensation committee of the Board based on performance objectives and targets established annually. In addition, under the Employment Agreement, Ms. Bowin is entitled to participate in the Company’s 2021 Incentive Award Plan and in any retirement, paid time off, and health and welfare benefit plans, practices, policies and arrangements the Company may offer. Under the Employment Agreement, Ms. Bowin is also entitled to reimbursement for reasonable business and travel expenses incurred in connection with the performance of her duties. The Employment Agreement provides for the Company to indemnify and hold Ms. Bowin harmless from and against claims and expenses imposed on or asserted against Ms. Bowin that arise out of or related to her service as an officer of the Company. The Employment Agreement includes restrictive covenants, including a one-year non-competition provision, a one-year non-solicitation and non-disparagement provision, and a confidentiality provision.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Employment Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

There are no arrangements or understandings between Ms. Bowin and any other person pursuant to which she was appointed as Chief Financial Officer. There are no family relationships between Ms. Bowin and any director or executive officer. Except for her employment relationship with the Company and the compensation arrangements arising in connection therewith, there are no relationships involving Ms. Bowin that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 8, 2025, the Company issued a press release announcing Mr. Schaffner’s resignation as interim Chief Financial Officer and Ms. Bowin’s appointment as Chief Financial Officer as discussed in Item 5.02 herein. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference in its entirety.

The information provided in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 8, 2025.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION360 INC.

Date: September 8, 2025	By:	/s/ Brian Schaffner
	Name:	Brian Schaffner
	Title:	Chief Executive Officer